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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                JANUARY 26, 2001
                                (Date of Report)

          (Date of earliest event reported):       JANUARY 24, 2001


                                   INTUIT INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)

              0-21180                                   77-0034661
      (Commission File Number)            (I.R.S. Employer Identification No.)


 2535 GARCIA AVENUE, MOUNTAIN VIEW, CALIFORNIA                   94043
    (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:  (650) 944-6000

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ITEM 5. OTHER EVENTS.

     As previously announced on November 27, 2000, Intuit Inc. ("Intuit") and its wholly-owned subsidiary, Intuit Insurance Services, Inc. ("IIS"), entered into an Asset Purchase Agreement ("Asset Agreement") pursuant to which selected assets of IIS would be sold to InsWeb Corp. ("InsWeb"). On January 24, 2001, the sale was completed.

     Under the terms of the Asset Agreement, Intuit acquired an equity interest in InsWeb equal to 16.6% of InsWeb's issued shares as measured on a post-closing basis. In addition, Intuit and InsWeb entered into a distribution agreement under which InsWeb became the exclusive consumer insurance aggregator for Intuit's Quicken.com(R) and QuickenInsurance Web sites and certain Quicken consumer desktop products. In exchange, Intuit will share in associated revenues, which are subject to certain cash minimums over the 5-year term of the distribution agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is filed herewith:

Number          Description
99.1            Press Release dated January 25, 2001


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INTUIT INC.
Dated: January 26, 2001

                                     /s/ Greg J. Santora
                                     -------------------------
                                     Greg J. Santora
                                     Senior Vice President and
                                     Chief Financial Officer



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                                  EXHIBIT INDEX

Number          Description
99.1            Press Release dated January 25, 2001



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